SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  FORM 8-K / A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report: December 4, 2001


                           INNOVATIVE MEDICAL SERVICES
             -------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                  California                         33-0530289
          ------------------------------------------------------------
       (State or other jurisdiction               (I.R.S. Employer
       incorporation or organization)             Identification No.)

                 1725 Gillespie Way, El Cajon, California 92020
        ----------------------------------------------------------------
               (Address of principal executive offices)(Zip Code)

                                 (619) 596 8600
                                -----------------
              (Registrant's telephone number, including area code)



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Explanatory Note on Amendment

This amendment revises the disclosure regarding the NVID Settlement and adds Addendum # 1 to the Core Agreement as an Exhibit.

Item 5.  Other Information

On November 30, 2001, we settled the dispute with NVID and acquired the Axenohl patent. Under the terms of the agreement, NVID dismissed its case against us and assigned the Axenohl patent to us. In return, NVID receives 700,000 shares of our common stock and 5% of our gross Axenohl sales until March 2018, the end of the life of the patent. There are minimum royalties of $1,000,000 for the period of November 2001 to July 31, 2004 and for each fiscal year thereafter. If the minimum royalty for any period is not met, we have the right, in our sole and absolute discretion to pay NVID the deficiency in cash, in our common stock at prevailing market prices or transfer the patent back to NVID with out further royalty obligation. Pursuant to the terms of the agreement, NVID assigned 17,5000 shares to Andrew Arata, 17,500 shares to George Duren and 14,000 shares to Dr. Charles Lewis in settlement of claims by these individuals against NVID. Mr. Arata and Mr. Duren are executive officers of ETI-H2O, our wholly owned subsidiary, which remains the sole manufacturer of Axenohl. As part of the settlement agreement, we entered into non-exclusive marketing agreements for Axenohl with Watertronics, Ltd., for the United Kingdom and Aqua Biotech S.A. de C.V. for the Republic of Mexico. In addition, Innovative Medical Services reaffirmed the exclusive right of Sistecam, S.A. to manufacture and market Axenohl for sale in Costa Rica for the duration of the patent.

All documents required by the agreement have been executed and delivered except for the personal guaranty of one of the NVID directors to indemnify us and our successors and assigns in respect of any and all claims, losses, damages and expenses which may be incurred by us as a result of or arising out of any claims of ownership or interest in the Patent, including but not limited to claims of license, assignment or security interest by any party. As a result of the failure to deliver this personal guaranty, the 651,000 shares issued to NVID are to be held by the Arbitrator until such time the time period in which adverse claims may be filed against the assignment of the patent with the U.S. Patent Office has expired. This time period is five months from the date of the filing of the assignment of the patent with the U.S. Patent Office.


Item 7.   Financial Statements and Exhibits.

 (C)  Exhibits: NVID Core Settlement Agreement Addendum # 1
                dated December 6, 2001



SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

INNOVATIVE MEDICAL SERVICES
---------------------------
(Registrant)

By /s/   Michael L. Krall
         --------------------
         Michael L. Krall,   President
         December 7, 2001

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                     CORE SETTLEMENT AGREEMENT ADDENDUM # 1


         This addendum to the Core Settlement Agreement, effective as of December 6, 2001, is by and among Innovative Medical Services, a California corporation ("IMS"), NVID International, Inc. a Delaware corporation ("NVID"), and Steven Gordon, individually ("Gordon").

WHEREAS, IMS, NVID and Gordon are party participants in the Core Settlement Agreement dated effectively November 15, 2001;

WHEREAS, as part of the consideration therein, IMS agreed to convey to NVID or its identified assignees 700,000 shares of its common stock (PURE on NASDAQ);

WHEREAS, IMS would only agree to transfer said stock on the expedited schedule allowed for in the Core Settlement Agreement upon the receipt from Gordon of a personal guarantee in the form appended to the Core Settlement Agreement as Exhibit "G";

WHEREAS, Gordon is now unwilling to provide said personal guarantee;

WHEREAS, NVID in light thereof is willing to postpone receipt by it or its assignees of IMS stock until a proper and professional patent record check can be accomplished by Attorney Robert F. Frihoff such that a representation and/or warranty can be made that the NVID Patent transfer to IMS is free and clear of competing liens or encumbrances;

         Accordingly, the Parties hereto amend the Core Settlement Agreement in the following particulars:

     1. Gordon need not execute a personal guarantee in conjunction with this transaction, and Exhibit "G," is hereby amended by this addendum to delete any requirement that Gordon sign same.

     2. IMS shall forthwith transmit 700,000 of its PURE stock to the identified transfer agent with instructions that said stock shall be transmitted to NVID and/or its identified assignees only at such time as Attorney Robert F. Frihoff has confirmed to IMS and the Arbitrator in writing that the Patent transfer accomplished hereunder is free of unidentified and/or conflicting liens and encumbrances, including but not limited to unauthorized assignments. The Parties acknowledge that this Patent review (because of a statutory 90-day provision, and a 60-day backlog for filing in the United States Patent Office) will take in excess of 150 days.

     3. It is understood by the Parties that the declination of Gordon re personal guarantee will not be considered a breach of the Core Settlement Agreement, nor will such declination to execute the personal guarantee give rise to a claim for damages by IMS.

     4. The Parties agree to continue in good faith to work out a guarantee arrangement acceptable to Gordon and IMS that could, if implemented, expedite the release of the above-referenced stock.

         IN WITNESS WHEREOF, the corporate Parties hereto have caused this Agreement to be executed by their respective Officers, hereunto duly authorized, as of the date first above written.


NVID INTERNATIONAL, INC., and Aqua                INNOVATIVE MEDICAL SERVICES
Bio Technologies Inc.,
its wholly owned subsidiary


By: /s/ Steven Gordon                          By:  /s/ Michael L. Krall
    -----------------                               ---------------------
    Steven Gordon, CEO                              Michael L. Krall, President



STEVEN GORDON


By: /s/ Steven Gordon
    -----------------
    Steven Gordon, an individual


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